UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 26, 2012

DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (330) 490-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On April 26, 2012, Diebold, Incorporated (the “Company”) held its 2012 annual meeting of shareholders. At the meeting, the Company’s shareholders (1) elected each of the Board’s eleven (11) nominees for director to serve one-year terms or until the election and qualification of a successor; (2) ratified the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year 2012; and (3) approved, on an advisory basis, named executive officer compensation. These proposals are described in more detail in the Company’s definitive proxy statement dated March 13, 2012.

Set forth below are the final voting results for each proposal:

Proposal No. 1:	Election of eleven (11) directors

	For	Withhold	Broker Non-Votes
Patrick W. Allender	52,030,159	1,833,736	4,707,630
Bruce L Byrnes	53,153,684	710,211	4,707,630
Mei-Wei Cheng	53,220,490	643,405	4,707,630
Phillip R. Cox	51,665,555	2,198,340	4,707,630
Richard L. Crandall	45,284,525	8,579,370	4,707,630
Gale S. Fitzgerald	52,242,387	1,621,508	4,707,630
John N. Lauer	52,234,933	1,628,962	4,707,630
Rajesh K. Soin	53,263,028	600,867	4,707,630
Thomas W. Swidarski	53,547,422	316,473	4,707,630
Henry D. G. Wallace	46,304,262	7,559,633	4,707,630
Alan J. Weber	46,628,120	7,235,775	4,707,630

Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year 2012

For	Against	Abstain
57,623,078	844,995	103,452

Proposal No. 3: Approve, on an advisory basis, named executive officer compensation

For	Against	Abstain	Broker Non-Votes
44,749,040	3,020,233	6,094,622	4,707,630

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: May 1, 2012	By:	/s/ Chad F. Hesse
Vice President, General Counsel
and Secretary